UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 928-2056

711 Third Avenue, Suite 1505, New York, New York 10017
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2008, Industrial Enterprises of America, Inc. (the “Company”) received a notice from the Nasdaq Stock Market (“Nasdaq”) that it has determined to delist the Company’s securities from The Nasdaq Stock Market, and will suspend trading in the Company’s shares on the Nasdaq Capital Market effective at the open of business on Wednesday, February 20, 2008.  Nasdaq’s decision was rendered following a hearing held before the Nasdaq Hearings Panel (the “Panel”) on November 29, 2007.  Nasdaq stated in the notice that the reason for the determination was that Nasdaq had not received the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007, and its Form 10-QSB for the quarter ended September 30, 2007, as required by Marketplace Rule 4310(c)(14).

As permitted by the Nasdaq notice, the Company may request that the Nasdaq Listing and Hearing Review Council review the decision.  The Company is considering whether to request a review of the decision.  The Company’s request for review must be made in writing and received by the Office of Appeals and Review within 15 days from the date of the decision.

Following the delisting of the Company’s securities from The Nasdaq Stock Market, the Company expects that its common stock will be quoted on the Pink Sheet Electronic Quotation Service beginning on February 20, 2008.

            A copy of the press release with respect to this matter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

99.1                      Press Release of Industrial Enterprises of America, Inc., dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

February 21, 2008
By:   /s/ James Margulies
James Margulies
Chief Executive Officer